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                                              EXHIBIT 23.4




               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


Javelin Systems, Inc.


     We hereby consent to the use of our report dated February 6, 1998 on the consolidated financial statements of CCI Group, Inc. and subsidiaries included in the Javelin Systems, Inc. Registration Statement on Form SB-2 as filed with the Securities & Exchange Commission on January 20, 1999 and amended on February 10, 1999 and to the reference to our Firm under the caption "Experts" in the related prospectus.


                                         /s/ RUBIN, BROWN, GORNSTEIN & CO. LLP
                                             RUBIN, BROWN, GORNSTEIN & CO. LLP

St. Louis, Missouri
February 10, 1999